UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 8, 2017

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 8, 2017, the Board of Directors of Sanmina Corporation (the “Company”) appointed David Anderson as Executive Vice President and Chief Financial Officer of the Company, effective October 2, 2017.

Mr. Anderson, 57, has served as the Company’s Senior Vice President, Corporate Controller and Principal Accounting Officer since March 2013. He joined the Company in 2002 as Vice President, Finance and Controller, EMS Operations and, in 2004, he was promoted to Senior Vice President, Finance and Controller, Global Operations and Corporate Planning.  Prior to joining the Company, Mr. Anderson held various positions in corporate business development, commercial marketing, finance and internal audit with Nortel Networks.  Mr. Anderson has also held positions in management reporting, long range planning, corporate marketing, marketing support and finance at North American Life, now a part of Manulife Financial. He started his career as an external auditor at Dunwoody & Company, now part of BDO Canada LLP.  Mr. Anderson is a member of the Chartered Professional Accountants of Ontario, holding the designations Chartered Professional Accountant and Certified Management Accountant, and is a Certified Public Accountant in the State of Illinois.

The press release announcing Mr. Anderson’s appointment is included as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No	Description

Exhibit 99.1	Press Release issued by Sanmina Corporation on August 9, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ Jure Sola
Jure Sola
Chief Executive Officer and Chairman of the Board

Date: August 9, 2017

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release issued by Sanmina Corporation on August 9, 2017